                                                                     EXHIBIT 4.7



                              AMENDED AND RESTATED
                 AGREEMENT WITH RESPECT TO REGISTRATION RIGHTS

         THIS AGREEMENT is entered into as of May 13, 1997 by and among Hollywood Theater Holdings, Inc., a Delaware corporation (the "Company"), Stratford Capital Partners, L.P., a Texas limited partnership ("Stratford"), Precept Investors, Inc., a Texas corporation ("Precept"), The Beacon Group III
- Focus Value Fund, L.P. ("Beacon"), Hoak Communications Partners, L.P., a Delaware limited partnership ("HCP"), HCP Capital Fund, L.P., a Delaware limited partnership ("HCF") and HCP 1997 Authorized Employee Fund, L.P., a Delaware limited partnership ("HAE") ("HCP" and "HCF" together with "HAE", the "Hoak Entities").

                                  WITNESSETH:

         WHEREAS, the Company, Stratford and Precept have entered into that certain Amended and Restated Registration Rights Agreement, dated as of October 3, 1996 (the "Stratford Agreement") whereby the holders of "Registrable Securities" (as defined in the Stratford Agreement) (the "Stratford Registrable Securities") are entitled to certain registration rights (the "Stratford Registration Rights");

         WHEREAS, the Company, Hollywood and Beacon have entered into that certain Registration Rights Agreement, dated as of October 3, 1996 (the "Beacon Agreement") whereby the holders of "Registrable Securities" (as defined in the Beacon Agreement) (the "Beacon Registrable Securities") are entitled to certain registration rights (the "Beacon Registration Rights");

         WHEREAS, the Company and the Richard M. Durwood Revocable Trust ("Durwood") have entered into that certain Registration Rights Agreement, dated as of November 1, 1996 (the "Durwood Agreement") and attached hereto as Exhibit A, whereby the holders of "Registrable Securities" (as defined in the Durwood Agreement) (the "Durwood Registrable Securities") are entitled to certain registration rights (the "Durwood Registration Rights");

         WHEREAS, the Company and the Hoak Entities have entered into that certain Registration Rights Agreement, dated as of May 8, 1997 (the "Hoak Agreement") whereby the holders of "Registrable Securities" (as defined in the Hoak Agreement) (the "Hoak Registrable Securities") are entitled to certain registration rights (the "Hoak Registration Rights");

         WHEREAS, Durwood's Registration Rights under the Durwood Agreement conflict in certain respects with the Stratford Registration Rights, the Beacon Registration Rights and the Hoak Registration Rights;

         WHEREAS, certain provisions of the Stratford Agreement, the Beacon Agreement and the Hoak Agreement are internally inconsistent;

         WHEREAS, the Company, Stratford, Precept, Beacon and the Hoak Entities desire to resolve such conflicts and inconsistencies and, accordingly, desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

         1. Notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement or the Hoak Agreement, in the case of an IPO (as defined in each of the above referenced agreements), to the extent that "Piggyback Rights" under the Durwood Agreement are exercised by Durwood or another holder of Durwood Registrable Securities in connection with an IPO and the cutback provisions of Section 2.1(d) of the Durwood Agreement conflict with Section 2.2(d) of the Stratford Agreement, Section 2.2(d) of the Beacon Agreement and/or Section 2.2(d) of the Hoak Agreement, the cutback provisions of Section 2.1(d) of the Durwood Agreement will govern the piggyback rights of all holders of the Durwood Registrable Securities, Stratford Registrable Securities, Beacon Registrable Securities and Hoak Registrable Securities in connection with such IPO. For purposes of this paragraph 1, the Hoak Registrable Securities shall be deemed "Investor Registrable Securities" and the Hoak Entities shall be deemed "Investor Holders" for purposes of
Section 2.1(d) of the Durwood Agreement.

         2. Notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement or the Hoak Agreement, to the extent that (i) Durwood exercises the "Demand Registration" rights provided for in Section 2.2 of the Durwood Agreement in the context of an underwritten offering, (ii) a holder or holders of Stratford Registrable Securities, Beacon Registrable Securities or Hoak Registrable Securities exercises the piggyback rights provided for in such agreement(s) and (iii) the managing underwriter advises the Company that, in its opinion, the number of securities requested to be included in the registration exceeds the number which can be sold in such offering at a price reasonable to Durwood, then the Company will include in such registration, first, the Durwood Registrable Securities to the extent, but only to the extent that registration is being requested under Section 2.2 of the Durwood Agreement, second, the Stratford Registrable Securities, the Beacon Registrable Securities and the Hoak Registrable Securities, to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of such offering), pro rata among the holders of the Stratford Registrable Securities, the Beacon Registrable Securities and the Hoak Registrable Securities participating in such offering in accordance with the number of "Conversion Shares" (as defined in the Stratford Agreement, the Beacon Agreement and the Hoak Agreement) held by each of Stratford, Beacon, Precept and the Hoak Entities, and third, all other securities of the Company to be extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

         3. Subject to the provisions of paragraph 1 above and notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement or the Hoak Agreement, to the extent that (i) a holder or holders of Stratford Registrable Securities exercises the "Demand Registration" rights provided for in Section 2.1 of the Stratford Agreement in the context of an underwritten offering, (ii) a holder or holders of Beacon Registrable Securities or Hoak Registrable Securities exercises the piggyback rights provided for in the Beacon Agreement or the Hoak Agreement, as the case may be, and (iii) the managing underwriter advises the Company by letter of its belief that the number of securities requested to be included in the registration would





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
materially affect such offering, then the Company will include in such registration, first, Stratford Registrable Securities to the extent, but only to the extent that registration is being requested under Section 2.1 of the Stratford Agreement, second, the securities proposed by the Company to be sold for its own account, third, the Beacon Registrable Securities and Hoak Registrable Shares to be included in such registration to the extent of the number and type which the Company is advised can be sold in (and during the time of) such offering, pro rata among the holders of the Beacon Registrable Shares and Hoak Registrable Shares participating in such offering in accordance with the number of "Conversion Shares" (as defined in the Beacon Agreement and the Hoak Agreement) held by each of Beacon and the Hoak Entities, and fourth, all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

                 4. Subject to the provisions of paragraph 1 above and notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement and Hoak Agreement, to the extent that (i) a holder or holders of Stratford Registrable Securities exercises the "Piggyback Registration" rights provided for in Section 2.2 of the Stratford Agreement in the context of an underwritten offering, (ii) a holder or holders of Beacon Registrable Securities or Hoak Registrable Shares exercise the piggyback rights provided for in the Beacon Agreement or the Hoak Agreement, as the case may be, and (iii) the managing underwriter advises the Company by letter of its belief that the number of securities requested to be included in the registration would materially affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, second, Beacon Registrable Securities or Hoak Registrable Securities to the extent, but only to the extent that registration is being requested under Section 2.1 of the Beacon Agreement or Section 2.1 of the Hoak Agreement, as the case may be, third, the Beacon Registrable Securities, the Stratford Registrable Securities and the Hoak Registrable Securities to be included in such registration to the extent of the number and type which the Company is advised can be sold in (and during the time of) such offering, pro rata among the holders of the Beacon Registrable Securities, the Stratford Registrable Securities and the Hoak Registrable Securities participating in such offering in accordance with the number of "Conversion Shares" (as defined in the Beacon Agreement, Stratford Agreement and Hoak Agreement) held by each of Beacon, Stratford, Precept and the Hoak Entities, and fourth, all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

         5. Subject to the provisions of paragraph 1 above and notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement and Hoak Agreement, to the extent that (i) a holder or holders of Beacon Registrable Securities exercises the "Demand Registration" rights provided for in Section 2.1 of the Beacon Agreement in the context of an underwritten offering, (ii) a holder or holders of Stratford Registrable Securities or Hoak Registrable Shares exercise the piggyback rights provided for in the Stratford Agreement or the Hoak Agreement, as the case may be, and (iii) the managing underwriter advises the Company by letter of its belief that the number of securities requested to be included in the registration would materially affect such offering, then the Company will include in such registration, first, Beacon Registrable Securities to the extent, but only to the extent that registration is being requested under

Section 2.1 of the Beacon Agreement, second, the securities proposed by the Company to be sold for its own account, third, the Stratford Registrable Securities and the Hoak Registrable Securities to be included in such registration to the extent of the number and type which the Company is advised can be sold in (and during the time of) such offering, pro rata among the holders of the Stratford Registrable Securities and the Hoak Registrable Securities participating in such offering in accordance with the number of "Conversion Shares" (as defined in the Stratford Agreement and Hoak Agreement) held by each of Stratford, Precept and the Hoak Entities, and fourth, all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

                 6. Subject to the provisions of paragraph 1 above and notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement and Hoak Agreement, to the extent that (i) a holder or holders of Beacon Registrable Securities exercises the "Piggyback Registration" rights provided for in Section 2.2 of the Beacon Agreement in the context of an underwritten offering, (ii) a holder or holders of Stratford Registrable Securities or Hoak Registrable Shares exercise the piggyback rights provided for in the Stratford Agreement or the Hoak Agreement, as the case may be, and (iii) the managing underwriter advises the Company by letter of its belief that the number of securities requested to be included in the registration would materially affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, second, Stratford Registrable Securities or Hoak Registrable Securities to the extent, but only to the extent that registration is being requested under Section 2.1 of the Stratford Agreement or Section 2.1 of the Hoak Agreement, as the case may be, third, the Beacon Registrable Securities, the Stratford Registrable Securities and the Hoak Registrable Securities to be included in such registration to the extent of the number and type which the Company is advised can be sold in (and during the time of) such offering, pro rata among the holders of the Beacon Registrable Securities, the Stratford Registrable Securities and the Hoak Registrable Securities participating in such offering in accordance with the number of "Conversion Shares" (as defined in the Beacon Agreement, Stratford Agreement and Hoak Agreement) held by each of Beacon, Stratford, Precept and the Hoak Entities, and fourth, all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

         7. Subject to the provisions of paragraph 1 above and notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement and Hoak Agreement, to the extent that (i) a holder or holders of Hoak Registrable Securities exercises the "Demand Registration" rights provided for in Section 2.1 of the Hoak Agreement or in the context of an underwritten offering, (ii) a holder or holders of Stratford Registrable Securities or Beacon Registrable Shares exercise the piggyback rights provided for in the Stratford Agreement or the Beacon Agreement, as the case may be, and (iii) the managing underwriter advises the Company by letter of its belief that the number of securities requested to be included in the registration would materially affect such offering, then the Company will include in such registration, first, Hoak Registrable Securities to the extent, but only to the extent that registration is being requested under Section 2.1 of the Hoak Agreement, second, the securities proposed by the Company to be sold for its own account, third, the Stratford Registrable Securities and the Beacon Registrable Securities to be included in such registration to the extent of the number and type which the Company is advised can be sold in (and during the time of) such offering, pro rata among the holders of the Stratford Registrable Securities and the Beacon Registrable Securities participating in such offering in accordance with the number of "Conversion Shares" (as defined in the Stratford Agreement and Beacon Agreement) held by each of Stratford, Precept and Beacon, and fourth, all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

                 8. Subject to the provisions of paragraph 1 above and notwithstanding anything to the contrary contained in either the Stratford Agreement, the Beacon Agreement and Hoak Agreement, to the extent that (i) a holder or holders of Hoak Registrable Securities exercises the "Piggyback Registration" rights provided for in Section 2.2 of the Hoak Agreement in the context of an underwritten offering, (ii) a holder or holders of Stratford Registrable Securities or Beacon Registrable Shares exercise the piggyback rights provided for in the Stratford Agreement or the Beacon Agreement, as the case may be, and (iii) the managing underwriter advises the Company by letter of its belief that the number of securities requested to be included in the registration would materially affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, second, Stratford Registrable Securities or Beacon Registrable Securities to the extent, but only to the extent that registration is being requested under Section 2.1 of the Stratford Agreement or Section 2.1 of the Beacon Agreement, as the case may be, third, the Beacon Registrable Securities, the Stratford Registrable Securities and the Hoak Registrable Securities to be included in such registration to the extent of the number and type which the Company is advised can be sold in (and during the time of) such offering, pro rata among the holders of the Beacon Registrable Securities, the Stratford Registrable Securities and the Hoak Registrable Securities participating in such offering in accordance with the number of "Conversion Shares" (as defined in the Beacon Agreement, Stratford Agreement and Hoak Agreement) held by each of Beacon, Stratford, Precept and the Hoak Entities, and fourth, all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

         9. Except as provided in paragraphs 1 through 8 above, this Agreement does not change, modify or affect the Stratford Agreement, the Beacon Agreement or the Hoak Agreement, and such agreements continue in full force and effect.

         10. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether expressed or not.

         11. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         12. The Holders (as defined in the Durwood Agreement) are third party beneficiaries of this Agreement and are therefore entitled to enforce this Agreement and to enforce the terms hereof.

         13. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas without giving effect to the conflicts of law principles thereof.

                                    HOLLYWOOD THEATER HOLDINGS, INC.
                                    HOLLYWOOD THEATERS, INC.


                                    By:  /s/ James R. Featherstone
                                       -----------------------------------------
                                           James R. Featherstone
                                           Vice President and Chief
                                           Financial Officer


                                    STRATFORD CAPITAL PARTNERS, L.P.


                                    By:  /s/ Stratford Capital Partners, L.P.
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    THE BEACON GROUP III-FOCUS VALUE FUND, L.P.

                                    BY:  BEACON FOCUS VALUE INVESTORS, LLC

                                    BY:  FOCUS VALUE GP, INC.


                                    By:  /s/ Focus Value GP, Inc.
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    PRECEPT INVESTORS, INC.


                                    By:  /s/ Precept Investors, Inc.
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    HOAK COMMUNICATIONS PARTNERS, L.P.

                                    By:  HCP INVESTMENT, L.P.

                                    By:  HOAK PARTNERS, L.L.C.


                                         By:  /s/ Thomas L. Harrison
                                            ------------------------------------
                                                 Thomas L. Harrison
                                                 Manager


                                    HCP CAPITAL FUND, L.P.


                                    By:  JAMES M. HOAK & CO.


                                         By:  /s/ Thomas L. Harrison
                                            ------------------------------------
                                                Thomas L. Harrison
                                                Executive Vice President


                                    HCP 1997 AUTHORIZED EMPLOYEE FUND, L.P.


                                    By:  AUTHORIZED FUND MANAGEMENT, INC.


                                         By:  /s/ Robert Sussman
                                            ------------------------------------
                                                Robert Sussman
                                                President





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